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                                                                       EXHIBIT 5


                          [HINSHAW & CULBERTSON LOGO]


BELLEVILLE, ILLINOIS         222 N. LaSalle Street       PHOENIX, ARIZONA
CHAMPAIGN, ILLINOIS                Suite 300             SAN FRANCISCO,
CHICAGO, ILLINOIS           Chicago, IL 60601-1081       CALIFORNIA
CRYSTAL LAKE, ILLINOIS           312-704-3000            FT. LAUDERDALE, FLORIDA
JOLIET, ILLINOIS            Facsimile 312-704-3001       JACKSONVILLE, FLORIDA
LISLE, ILLINOIS            www.hinshawculbertson.com     MIAMI, FLORIDA
PEORIA, ILLINOIS                                         TAMPA, FLORIDA
ROCKFORD, ILLINOIS         TSullivan@hinshawlaw.com      SCHERERVILLE,  INDIANA
SPRINGFIELD, ILLINOIS                                    MINNEAPOLIS, MINNESOTA
WAUKEGAN, ILLINOIS                                       ST. LOUIS, MISSOURI
                                                         APPLETON, WISCONSIN
                                                         MILWAUKEE, WISCONSIN

WRITER'S DIRECT DIAL                                             FILE NO. 814255
312-704-3852

                               SEPTEMBER 20, 2002

Midwest Banc Holdings, Inc.
501 West North Avenue
Melrose Park, IL 60160

    Re: Issuance of up to 1,700,000 Shares of Common Stock of Midwest Banc Holdings, Inc. Pursuant to Registration Statement on Form S-4 Filed with the Securities and Exchange Commission

Gentleman:

    We have acted as counsel to Midwest Banc Holdings, Inc., a Delaware corporation (the "Company"), in connection with the issuance of up to 1,700,000 shares of Common Stock, pursuant to the merger of Big Foot Financial Corp. with and into the Company (the "Merger"), as set forth in the Form S-4 Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

    As counsel for the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Restated Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we express the opinion that the 1,700,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of shares as may be actually issued by the Company in connection with the Merger and/or the acquisition, when issued as contemplated by the Registration Statement, will be validly authorized, legally issued, fully paid and nonassessable shares of capital stock of the Company.



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    We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to this firm in the Proxy Statement/Prospectus under the caption "Legal Matters."

                                Very truly yours,

                              HINSHAW & CULBERTSON



                                                 By: /s/ Timothy M. Sullivan
                                                     ---------------------------
                                                           Timothy M. Sullivan

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